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INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Michigan Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:



We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-55576 of our report dated September 2, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption 'Financial Highlights' appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Princeton, New Jersey
October 28, 1997